Exhibit 99.906CERT

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended March 31, 2007 of the Utopia Funds.

I, Paul Sutherland, Principal Executive Officer and President of the Utopia Funds, certify that, to the best of my knowledge and belief:

(i)            the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)           the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Utopia Funds.

By:	/s/Paul Sutherland
Paul Sutherland
President (Principal Executive Officer)

Date:	June 8, 2007

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended March 31, 2007 of the Utopia Funds.

I, Jonathan Mohrhardt, Principal Financial Officer and Treasurer of the Utopia Funds, certify that, to the best of my knowledge and belief:

(i)            the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)           the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Utopia Funds.

By:	/s/Jonathan Mohrhardt
Jonathan Mohrhardt
Principal Financial Officer and Treasurer

Date:	June 8, 2007